Exhibit 99.1

Newfield Exploration Reports Results for Fourth Quarter and

Full-Year 2016

•                  4Q16 net domestic production of 12.7 MMBOE topped guidance range

•                  Full-year 2016 net domestic production was 54.2 MMBOE; 2016 consolidated net production was 59.6 MMBOE

•                  Full-year 2016 net domestic production exceeded initial guidance mid-point by 4.2 MMBOE or 8%

•                  Full-year 2016 net Anadarko Basin production up 38% year-over-year

•                  Full-year domestic lease operating expense per BOE was down 24% year-over-year

•                  Total Company proved reserves at year-end 2016 were 513 MMBOE

•                  YE16 Anadarko Basin proved reserves increased 23% to 330 MMBOE at year-end 2016 and now comprise nearly two-thirds of total Company reserves

The Woodlands, Texas — February 21, 2017 — Newfield Exploration Company (NYSE: NFX) today reported its fourth quarter 2016 financial results, as well as 2016 year-end proved reserves. Additional operational details can be found in the Company’s @NFX publication, located on its website. Newfield today issued a separate news release outlining its planned 2017 capital investment program and full-year production expectations. In addition, the Company provided a multi-year outlook for domestic total production, domestic oil production and Anadarko Basin production.

Newfield will host a conference call at 10 a.m. CST, February 22, 2017. To listen to the call, please visit Newfield’s website at http://www.newfield.com. To participate in the call, dial 785-830-1924 and enter conference code 5209429 at least 10 minutes prior to the scheduled start time.

Fourth Quarter Financial Summary

For the fourth quarter, the Company recorded net income of $13 million, or $0.07 per diluted share (all per share amounts are on a diluted basis). After adjusting for the effect of unrealized derivative losses, net income would have been $98 million, or $0.49 per share.

Revenues for the fourth quarter were $415 million. Net cash provided by operating activities was $239 million. Discretionary cash flow from operations was $229 million.

Fourth Quarter and Full-Year 2016 Production Summary

Newfield’s total net production in the fourth quarter of 2016 was 13.9 MMBOE, comprised of 44% oil, 18% natural gas liquids and 38% natural gas. Domestic net production in the fourth quarter was 12.7 MMBOE, comprised of 39% oil, 20% natural gas liquids and 41% natural gas.

For the full-year 2016, Newfield’s net production was 59.6 MMBOE, of which 5.4 MMBOE was from offshore China.

Proved Reserves and Costs Incurred

Newfield’s year-end 2016 proved reserves were up 1% year-over-year to 513 MMBOE (99% domestic) despite the impact of lower crude oil and natural gas prices used in year-end reserve calculations. Crude oil and natural gas prices used in this calculation were $42.82 per barrel (down 15%) and $2.48 per MMbtu (down 4%), respectively. As a result, pre-tax present value of reserves (discounted at 10%) at year-end 2016 was approximately $2.7 billion, down 9% over the prior year-end.

The increase in our proved reserves of 4 MMBOE resulted from positive performance revisions of 36 MMBOE and cost structure improvement revisions of 7 MMBOE. Performance revisions and cost structure improvements were partially offset by negative revisions of 22 MMBOE resulting from commodity price decreases. During 2016, we added proved reserves of 77 MMBOE, which included 35 MMBOE of reserves purchased and 42 MMBOE added through extensions, discoveries and other additions. During 2016, we sold non-strategic assets of 35 with reserves of MMBOE.

Approximately 56% of proved reserves are liquids and 61% are proved developed. The largest source of reserve additions during 2016 came from the Anadarko Basin, which now total 330 MMBOE and comprise nearly two-thirds of Newfield’s total proved reserves. The proved reserve life index for the Company is approximately nine years.

Newfield engaged the consulting firms DeGolyer and MacNaughton and Ryder Scott Company to perform an audit of the internally prepared reserve estimates on certain fields covering 93% of year-end 2016 proved reserve quantities on a barrel of oil equivalent basis. The purpose of these audits was to provide additional assurance on the reasonableness of internally prepared reserve estimates. Newfield’s proved reserves are, in aggregate, reasonable and within the established audit tolerance guidelines of 10 percent.

Newfield invested approximately $1.3 billion in 2016, which includes approximately $579 million in acquisitions, land and leasehold expenditures and $121 million of capitalized interest and internal costs. The tables below provide additional information on reserves and costs incurred during 2016.

	Crude Oil and Condensate (MMBbls)	Natural Gas (Bcf)	Natural Gas Liquids (MMBbls)	Total (MMBOE)
Total Company Reserves
December 31, 2015	207	1,305	84	509
Revisions of previous estimates	(9)	116	13	21
Extensions, discoveries and other additions	19	92	8	42
Purchases of properties	12	90	7	35
Sales of properties	(13)	(102)	(6)	(35)
Production	(26)	(135)	(11)	(59)
December 31, 2016	190	1,366	95	513

SEC pricing used for year-end 2016 reserve calculations: $2.48 per MMBtu for natural gas and $42.82 per barrel for oil, adjusted for market differentials.

The following table presents costs incurred for oil and gas property acquisition, exploration and development for 2016:

	Domestic	China	Total
	(in millions)

Property acquisitions:
Unproved	$491	$—	$491
Proved	88	—	88
Exploration	535	—	535
Development(1)	210	(1)	209
Total costs incurred(2)	$1,324	$(1)	$1,323

(1)         Includes ($8) million of asset retirement costs.

(2)         Total costs incurred includes approximately $121 million of capitalized interest and internal costs

Newfield Exploration Company is an independent energy company engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids. Our U.S. operations are onshore and focus primarily on large scale liquids-rich resource plays. Our principal areas of operation are the Anadarko and Arkoma basins of Oklahoma, the Williston Basin of North Dakota and the Uinta Basin of Utah. We also have oil producing assets offshore China.

**This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “may,” “forecast,” “outlook,” “could,” “budget,” “objectives,” “strategy,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “guidance,” “potential” or other similar expressions are intended to identify forward-looking statements. Other than historical facts included in this release, all information and statements, including but not limited to information regarding planned capital expenditures, estimated reserves, estimated production targets, drilling and development plans, the timing of production, planned capital expenditures, and other plans and objectives for future operations, are forward-looking statements.  Although Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including but not limited to commodity prices, drilling results, our liquidity and the availability of capital resources, operating risks, industry conditions, China and U.S. governmental regulations, financial counterparty risks, the prices of goods and services, the availability of drilling rigs and other support services, our ability to monetize assets and repay or refinance our existing indebtedness, labor conditions, severe weather conditions, new regulations or changes in tax legislation, environmental liabilities not covered by indemnity or insurance, legislation or regulatory initiatives intended to address seismic activity, and other operating risks. Please see Newfield’s 2016 Annual Report on Form 10-K and subsequent public filings, all filed with the U.S. Securities and Exchange Commission (SEC), for a discussion of other factors that may cause actual results to vary. Unpredictable or unknown factors not discussed in this press release or in Newfield’s SEC filings could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Unless legally required, Newfield undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information, please contact Newfield’s Investor Relations department.

Phone: 281-210-5321

Email: IR@newfield.com

4Q16 Actual Results	Domestic	China	Total

Production/Liftings(1)
Crude oil and condensate (MMBbls)	4.9	1.2	6.1
Natural gas (Bcf)	31.5	—	31.5
NGLs (MMBbls)	2.5	—	2.5
Total (MMBOE)	12.7	1.2	13.9

Average Realized Prices(2)(3)
Crude oil and condensate (per Bbl)	$48.43	$49.28	$48.59
Natural gas (per Mcf)	2.37	—	2.37
NGLs (per Bbl)	23.65	—	23.65
Crude oil equivalent (per BOE)	$29.59	$49.28	$31.27

Operating Expenses:(3)
Lease operating (in millions)
Recurring	$40	$15	$55
Major (workovers, etc.)	$6	$—	$6

Lease operating (per BOE)
Recurring	$3.22	$12.57	$4.01
Major (workovers, etc.)	$0.48	$0.08	$0.45

Transportation and processing (in millions)	$72	$—	$72
per BOE	$5.73	$—	$5.24

Production and other taxes (in millions)	$8	$—	$8
per BOE	$0.65	$0.25	$0.62

General and administrative (G&A), net (in millions)	$43	$3	$46
per BOE	$3.40	$2.60	$3.33

Capitalized direct internal costs (in millions)			$(17)
per BOE			$(1.23)

Other operating expenses (income), net (in millions)			$1
per BOE			$0.08

Interest expense (in millions)			$38
per BOE			$2.73

Capitalized interest (in millions)			$(16)
per BOE			$(1.14)

Other non-operating (income) expense (in millions)			$(3)
per BOE			$(0.27)

(1)         Represents volumes lifted and sold regardless of when produced. Includes natural gas produced and consumed in operations of 1.1 Bcf during the three months ended December 31, 2016.

(2)         Average realized prices include the effects of derivative contracts. Excluding these effects, the average realized price for domestic and total natural gas would have been $2.68 per Mcf and the average realized price for our domestic and total crude oil and condensate would have been $43.39 per barrel and $44.52 per barrel, respectively. We did not have any derivative contracts associated with our NGL or China production as of December 31, 2016.

(3)         All per unit pricing and expenses exclude natural gas produced and consumed in operations.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$555	$5
Short-term investments	25	—
Derivative assets	75	284
Other current assets	294	336
Total current assets	949	625

Oil and gas properties, net (full cost method)	3,140	3,819
Derivative assets	—	105
Other assets	223	219
Total assets	$4,312	$4,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Derivative liabilities	97	13
Other current liabilities	587	634
Total current liabilities	684	647

Other liabilities	63	48
Derivative liabilities	3	9
Long-term debt	2,431	2,467
Asset retirement obligations	154	192
Deferred taxes	39	26
Total long-term liabilities	2,690	2,742

Stockholders’ equity:
Common stock, treasury stock and additional paid-in capital	3,205	2,416
Accumulated other comprehensive income (loss)	(2)	(2)
Retained earnings (deficit)	(2,265)	(1,035)
Total stockholders’ equity	938	1,379
Total liabilities and stockholders’ equity	$4,312	$4,768

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Oil, gas and NGL revenues	$415	$362	$1,472	$1,557

Operating expenses:
Lease operating	61	66	244	285
Transportation and processing	72	59	272	212
Production and other taxes	8	3	42	46
Depreciation, depletion and amortization	115	196	572	917
General and administrative	46	64	213	244
Ceiling test and other impairments	—	702	1,028	4,904
Other	1	2	20	10
Total operating expenses	303	1,092	2,391	6,618

Income (loss) from operations	112	(730)	(919)	(5,061)

Other income (expense):
Interest expense	(38)	(37)	(154)	(164)
Capitalized interest	16	10	51	33
Commodity derivative income (expense)	(69)	29	(191)	259
Other, net	3	(1)	5	(14)
Total other income (expense)	(88)	1	(289)	114

Income (loss) before income taxes	24	(729)	(1,208)	(4,947)

Income tax provision (benefit)	11	(66)	22	(1,585)
Net income (loss)	$13	$(663)	$(1,230)	$(3,362)

Earnings (loss) per share:
Basic	$0.07	$(4.06)	$(6.36)	$(21.18)
Diluted	$0.07	$(4.06)	$(6.36)	$(21.18)

Weighted-average number of shares outstanding for basic earnings (loss) per share	199	163	193	159

Weighted-average number of shares outstanding for diluted earnings (loss) per share	200	163	193	159

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Year Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(1,230)	$(3,362)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	572	917
Deferred tax provision (benefit)	13	(1,602)
Stock-based compensation	22	25
Unrealized (gain) loss on derivative contracts	392	246
Ceiling test and other impairments	1,028	4,904
Other, net	13	43
	810	1,171
Changes in operating assets and liabilities	16	38
Net cash provided by (used in) operating activities	826	1,209

Cash flows from investing activities:
Additions to and acquisitions of oil and gas properties and other	(1,371)	(1,745)
Proceeds from sales of oil and gas properties	405	90
Proceeds from insurance settlement, net	—	57
Purchases of investments	(25)	—
Net cash provided by (used in) investing activities	(991)	(1,598)

Cash flows from financing activities:
Net proceeds (repayments) of borrowings under credit arrangements	(39)	(407)
Proceeds from issuance of senior notes	—	691
Repayment of senior subordinated notes	—	(700)
Debt issue costs	—	(8)
Proceeds from issuances of common stock, net	779	819
Other, net	(25)	(15)
Net cash provided by (used in) financing activities	715	380

Increase (decrease) in cash and cash equivalents	550	(9)
Cash and cash equivalents, beginning of period	5	14
Cash and cash equivalents, end of period	$555	$5

Explanation and Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income (Earnings Stated Without the Effect of Certain Items)

Earnings stated without the effect of certain items is a non-GAAP financial measure. Earnings without the effect of these items are presented because they affect the comparability of operating results from period to period. In addition, earnings without the effect of these items are more comparable to earnings estimates provided by securities analysts. This measure should not be considered an alternative to net income (loss) as defined by generally accepted accounting principles.

A reconciliation of earnings for the fourth quarter of 2016 stated without the effect of certain items to net income (loss) is shown below:

4Q16
(In millions)
Net Income (loss)	$13
Unrealized (gain) loss on derivative contracts	85
Earnings stated without the effect of the above items	$98

Discretionary Cash Flow from Operations

Discretionary cash flow from operations represents net cash provided by operating activities before changes in operating assets and liabilities and is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. This measure should not be considered an alternative to net cash provided by operating activities as defined by generally accepted accounting principles.

A reconciliation of net cash provided by operating activities to discretionary cash flow from operations is shown below:

4Q16
(In millions)
Net cash provided by operating activities	$239
Net changes in operating assets and liabilities	(10)
Discretionary cash flow from operations	$229